Exhibit 23.1
                       [Letterhead of Samuel Klein & Co.]


Consent of Samuel Klein & Co.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption AExperts@ and to the use of our report dated December 27, 1999 on the financial statements of GoHealth .MD, Inc., that is made a part of this Registration Statement.


                                            /S/
                                           SAMUEL KLEIN AND COMPANY

Newark, New Jersey
December 29, 1999

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